Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Finance and Treasurer
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE DELIVERS STRONG THIRD QUARTER RESULTS
Reaffirms Outlook for Net Sales and Adjusted EBITDA; Raises Free Cash Flow Outlook
GREENVILLE, SC -- May 7, 2026 -- ScanSource, Inc. (NASDAQ: SCSC), a leading technology distributor uniquely positioned to address complex, converging technologies, today announced financial results for the third quarter ended March 31, 2026.

	Third Quarter Summary
	Q3 FY26	Q3 FY25	Change
	(in thousands, except percentages and per share data)
Select reported measures:
Net sales	$766,790	$704,847	8.8%
Gross profit	$107,124	$100,202	6.9%
Gross profit margin %	14.0%	14.2%	-25bp
Operating income	$23,120	$22,339	3.5%
GAAP net income	$16,885	$17,431	-3.1%
GAAP diluted EPS	$0.78	$0.74	5.4%
Select Non-GAAP measures*:
Adjusted EBITDA	$35,621	$35,053	1.6%
Adjusted EBITDA margin %	4.65%	4.97%	-32bp
Non-GAAP net income	$20,372	$20,298	0.4%
Non-GAAP diluted EPS	$0.94	$0.86	9.3%
Note: Margin % reflects measure as a percentage of sales.
* Represents non-GAAP financial measures. For more information and a reconciliation to the most directly comparable GAAP financial measure, see "Non-GAAP Financial Information" below as well as the accompanying Supplementary Information.

“The ScanSource team delivered strong third quarter results,” said Mike Baur, Chair and CEO, ScanSource, Inc. “Our results give us confidence in our annual outlook and three-year strategic goals.”

Quarterly Results

Net sales for the third quarter of fiscal year 2026 totaled $766.8 million, an increase of 8.8% year-over-year, or an increase of 7.6% on a non-GAAP basis. Net sales for products and services increased 9.1% year-over-year, and recurring revenue increased 3.6% year-over-year including acquisitions. For Specialty Technology Solutions, third quarter net sales of $740.8 million increased 9.2% year-over-year, driven by growth across most technologies in North America. Intelisys & Advisory net sales for the third quarter decreased 1.5% year-over-year to $26.0 million primarily from lower Resourcive sales.

Gross profit for the third quarter of fiscal year 2026 increased 6.9% year-over-year to $107.1 million, with a gross profit margin of 14.0% versus 14.2% in the prior-year quarter. For the third quarter of fiscal year 2026, the percentage of gross profit from recurring revenue totaled 34.7% compared to 35.5% for the prior-year period.

For the third quarter of fiscal year 2026, operating income increased to $23.1 million from $22.3 million in the prior-year quarter. Third quarter fiscal year 2026 non-GAAP operating income increased to $27.7 million from $26.6 million in the prior-year quarter.

On a GAAP basis, net income for the third quarter of fiscal year 2026 totaled $16.9 million, or $0.78 per diluted share, compared to net income of $17.4 million, or $0.74 per diluted share, for the prior-year quarter. Third quarter fiscal year 2026 non-GAAP net income increased to $20.4 million, or $0.94 per diluted share, from $20.3 million, or $0.86 per diluted share, for the prior-year quarter. On a non-GAAP basis, adjusted EBITDA for the third quarter of fiscal year 2026 totaled $35.6 million, or 4.65% of net sales, compared to $35.1 million, or 4.97% of net sales, for the prior-year quarter.

Balance Sheet and Cash Flow

As of March 31, 2026, ScanSource had cash and cash equivalents of $120.3 million and total debt of $102.0 million.

For fiscal year 2026, ScanSource has generated $125.4 million of operating cash flow and $118.6 million of free cash flow (non-GAAP). ScanSource also had share repurchases of $71.4 million for the first nine months of fiscal 2026.

Annual Financial Outlook for Fiscal Year 2026

ScanSource raises its expectation for free cash flow for the full fiscal year ended June 30, 2026 and replaces previously provided guidance.

	FY26 Annual Outlook	FY26 Prior Annual Outlook
Net sales	$3.0 billion to $3.1 billion	$3.0 billion to $3.1 billion
Adjusted EBITDA (non-GAAP)	$140 million to $150 million	$140 million to $150 million
Free cash flow (non-GAAP)	At least $90 million	At least $80 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash shared-based compensation expense. Free cash flow is a non-GAAP measure, which excludes the effect of estimated capital expenditures from estimated operating cash flow. These measures are forward-looking, and actual results may differ materially.

ScanSource believes that a quantitative reconciliation of such forward-looking information to the most directly comparable GAAP financial measures cannot be made without unreasonable efforts, because a reconciliation of these non-GAAP financial measures would require an estimate of future non-operating items such as acquisitions and divestitures, restructuring costs, impairment charges and other unusual or non-recurring items. Neither the timing nor likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measures is not provided.

Webcast Details and Earnings Infographic
At approximately 8:45 a.m. ET today, an Earnings Infographic, as a supplement to this press release and the earnings conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and business in a conference call today, May 7, 2026, at 10:30 a.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including ScanSource's FY26 annual outlook, which involve risks and uncertainties, many of which are beyond ScanSource's control. No undue reliance should be placed on such statements, as any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, the following factors, which are neither presented in order of importance nor weighted: macroeconomic conditions, including potential prolonged economic weakness, inflation, tariffs and changes in trade policy, the failure to manage and implement ScanSource's growth strategy, the ability for ScanSource to realize the synergies or other benefits from acquisitions, credit risks involving ScanSource's larger channel sales partners and suppliers, changes in interest and exchange rates and regulatory regimes impacting ScanSource's international operations, including new or increased tariffs, risk to the business from a cyberattack, a failure of IT systems, failure to hire and retain quality employees, loss of ScanSource's major channel sales partners, relationships with key suppliers and channel sales partners or a termination or a modification of the terms under which it operates with these key suppliers and channel sales partners, changes in ScanSource's operating strategy, and other factors set forth in the "Risk Factors" contained in ScanSource's annual report on Form 10-K for the year ended June 30, 2025. Except as may be required by law, ScanSource expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or otherwise.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), ScanSource also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude items such as amortization of intangible assets related to acquisitions, acquisition and divestiture costs, gain/loss on sale of business, and restructuring costs and include other non-GAAP adjustments.

Net sales on a constant currency basis excluding acquisitions and divestitures to calculate organic growth ("non-GAAP net sales"): ScanSource discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions and divestitures prior to the first full year from the transaction date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, change in fair value of contingent consideration, and other non-GAAP adjustments, including acquisition and divestiture costs, restructuring costs, cyberattack restoration costs, tax recovery, and non-cash share-based compensation expense. Since Adjusted EBITDA excludes some non-cash costs of investing in ScanSource’s business and people, management believes that Adjusted EBITDA shows the profitability from the business operations more clearly. The Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.

Adjusted return on invested capital ("Adjusted ROIC"): Adjusted ROIC assists management in comparing ScanSource's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of its performance. Adjusted ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of ScanSource's performance during the year.

Free cash flow: ScanSource presents free cash flow as it is a measure used by management to measure our business. ScanSource believes this measure provides more information regarding liquidity and capital resources. Free cash flow is defined as net cash provided by operating activities less capital expenditures.

Net debt: Net debt includes total balance sheet debt less cash and cash equivalents. ScanSource believes this measure is useful in assessing its borrowing capacity.

Additional Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, ScanSource discloses non-GAAP SG&A expenses, non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income, and non-GAAP diluted earnings per share (non-GAAP diluted EPS). These non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition and divestiture costs, restructuring costs, and other non-GAAP adjustments. These metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding ScanSource's performance especially when comparing results with previous periods or forecasting performance for future periods.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that ScanSource reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of ScanSource's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading technology distributor uniquely positioned to address complex, converging technologies and to accelerate growth for channel sales partners across hardware, software as a service (SaaS), connectivity and cloud services. ScanSource enables channel sales partners to deliver converging solutions for their end users. ScanSource uses multiple sales models to offer technology solutions from leading suppliers of specialty technologies, connectivity and cloud services. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2025 Best Places to Work in South Carolina and on the Fortune World’s Most Admired Companies 2026 list. ScanSource ranks #875 on the Fortune 1000. For more information, visit www.scansource.com.

SCANSOURCE DELIVERS STRONG THIRD QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)
	March 31, 2026	June 30, 2025*
Assets
Current assets:
Cash and cash equivalents	$120,295	$126,157
Accounts receivable, less allowance of $28,931 at March 31, 2026 and $27,821 at June 30, 2025	628,442	635,521
Inventories	486,628	483,815
Prepaid income tax expense	10,083	2,821
Prepaid expenses and other current assets	126,384	122,138
Total current assets	1,371,832	1,370,452
Property and equipment, net	33,771	31,169
Goodwill	244,928	230,820
Identifiable intangible assets, net	68,422	62,909
Deferred income taxes	15,911	18,769
Other non-current assets	70,892	71,487
Total assets	$1,805,756	$1,785,606
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$646,650	$598,595
Accrued expenses and other current liabilities	70,649	71,263
Current portion of contingent consideration	16,374	1,318
Income taxes payable	275	3,927
Current portion of long-term debt	2,866	7,861
Total current liabilities	736,814	682,964
Long-term debt, net of current portion	99,172	128,288
Long-term portion of contingent consideration	12,666	17,782
Other long-term liabilities	50,843	50,163
Total liabilities	899,495	879,197
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 20,781,041 and 22,217,421 shares issued and outstanding at March 31, 2026 and June 30, 2025, respectively	—	—
Retained earnings	1,014,902	1,020,833
Accumulated other comprehensive loss	(108,641)	(114,424)
Total shareholders’ equity	906,261	906,409
Total liabilities and shareholders’ equity	$1,805,756	$1,785,606

*Derived from audited financial statements.

SCANSOURCE DELIVERS STRONG THIRD QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended March 31,		Nine months ended March 31,
	2026	2025	2026	2025
Net sales	$766,790	$704,847	$2,272,953	$2,227,924
Cost of goods sold	659,666	604,645	1,955,446	1,924,380
Gross profit	107,124	100,202	317,507	303,544
Selling, general and administrative expenses	78,066	69,698	231,455	215,324
Depreciation expense	1,497	2,320	4,508	8,079
Intangible amortization expense	4,001	4,941	12,690	14,300
Restructuring and other charges	—	—	—	5,381
Change in fair value of contingent consideration	440	904	1,963	2,047
Operating income	23,120	22,339	66,891	58,413
Interest expense	1,303	1,836	5,163	5,914
Interest income	(2,451)	(2,841)	(8,994)	(8,193)
Other expense (income), net	216	(882)	253	(6,206)
Income before income taxes	24,052	24,226	70,469	66,898
Provision for income taxes	7,167	6,795	17,214	15,440
Net income	$16,885	$17,431	$53,255	$51,458

Per share data:
Net income per common share, basic	$0.79	$0.75	$2.45	$2.17
Weighted-average shares outstanding, basic	21,305	23,275	21,732	23,746

Net income per common share, diluted	$0.78	$0.74	$2.42	$2.13
Weighted-average shares outstanding, diluted	21,578	23,604	22,013	24,165

SCANSOURCE DELIVERS STRONG THIRD QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Nine months ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$53,255	$51,458
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,851	23,095
Amortization of debt issue costs	525	289
Provision for doubtful accounts	5,376	7,699
Share-based compensation	10,491	8,388
Deferred income taxes	(1,609)	1,938
Change in fair value of contingent consideration	1,963	2,047
Finance lease interest	42	69
Changes in operating assets and liabilities:
Accounts receivable	7,334	13,441
Inventories	(1,272)	34,576
Prepaid expenses and other assets	(10,978)	8,013
Other non-current assets	2,037	4,344
Accounts payable	44,928	(50,359)
Accrued expenses and other liabilities	(886)	(5,632)
Income taxes payable	(3,654)	5,338
Net cash provided by operating activities	125,403	104,704
Cash flows from investing activities:
Capital expenditures	(6,769)	(5,769)
Cash paid for business acquisitions, net of cash acquired	(18,220)	(56,673)
Proceeds from sale of business, net of cash transferred	—	2,569
Net cash used in investing activities	(24,989)	(59,873)
Cash flows from financing activities:
Borrowings on revolving credit	189,385	38,336
Repayments on revolving credit	(189,385)	(38,386)
Borrowings on long-term debt	100,000	—
Repayments on long-term debt	(134,111)	(5,982)
Repayments on finance lease obligation	(763)	(818)
Debt issuance costs	(1,394)	—
Contingent consideration payments	(1,375)	—
Exercise of stock options	4,856	9,504
Taxes paid on settlement of equity awards	(2,855)	(4,819)
Common stock repurchased, including excise tax	(71,385)	(81,259)
Net cash used in financing activities	(107,027)	(83,424)
Effect of exchange rate changes on cash and cash equivalents	751	(580)
Decrease in cash and cash equivalents	(5,862)	(39,173)
Cash and cash equivalents at beginning of period	126,157	185,460
Cash and cash equivalents at period end	$120,295	$146,287

SCANSOURCE DELIVERS STRONG THIRD QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended March 31,
	2026	2025
Reconciliation of Net Income to Adjusted EBITDA:
Net income (GAAP)	$16,885	$17,431
Plus: Interest expense	1,303	1,836
Plus: Income taxes	7,167	6,795
Plus: Depreciation and amortization	5,713	7,492
EBITDA (non-GAAP)	31,068	33,554
Plus: Change in fair value of contingent consideration	440	904
Plus: Share-based compensation	3,955	2,896
Plus: Acquisition costs (a)	142	204
Plus: Cyberattack restoration costs	16	71
Plus: Tax recovery	—	(1,820)
Plus: Insurance recovery, net of payments	—	(756)
Adjusted EBITDA (numerator for Adjusted ROIC) (non-GAAP)	$35,621	$35,053

Invested Capital Calculations:
Equity – beginning of the period	$910,886	$900,662
Equity – end of the period	906,261	901,746
Plus: Change in fair value of contingent consideration, net	330	681
Plus: Share-based compensation, net	2,963	2,176
Plus: Acquisition costs (a)	141	204
Plus: Cyberattack restoration costs, net	12	54
Plus: Tax recovery, net	—	(1,201)
Plus: Insurance recovery, net	—	(570)
Average equity	910,297	901,876
Average funded debt (b)	103,210	140,207
Invested capital (denominator for Adjusted ROIC) (non-GAAP)	$1,013,507	$1,042,083

Adjusted return on invested capital ratio (Adjusted ROIC), annualized (c)	14.3%	13.6%

(a) Acquisition costs are generally non-deductible for tax purposes.
(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.
(c) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 90 days in the current quarter and prior-year quarter.

SCANSOURCE DELIVERS STRONG THIRD QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended March 31,
	2026	2025	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$740,765	$678,433	9.2%
Foreign exchange impact (a)	(5,679)	—
Less: Acquisitions	(2,519)	—
Non-GAAP net sales	$732,567	$678,433	8.0%

Intelisys & Advisory:
Net sales, reported	$26,025	$26,414	(1.5)%

Consolidated:
Net sales, reported	$766,790	$704,847	8.8%
Foreign exchange impact (a)	(5,679)	—
Less: Acquisitions	(2,519)	—
Non-GAAP net sales	$758,592	$704,847	7.6%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended March 31, 2026 into U.S. dollars using the average foreign exchange rates for the quarter ended March 31, 2025.

Net Sales by Revenue Type:

	Quarter ended March 31,
	2026	2025	% Change
	(in thousands)
Net sales by product/service:
Products and services	$725,739	$665,229	9.1%
Recurring revenue(a)	41,051	39,618	3.6%
	$766,790	$704,847	8.8%
(a) Recurring revenue represents revenue primarily from agency commissions, managed connectivity, SaaS, subscriptions, and hardware rentals.

SCANSOURCE DELIVERS STRONG THIRD QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
Net Sales by Geography:
	Quarter ended March 31,
	2026	2025	% Change
United States:	(in thousands)
Net sales, reported (a)	$710,281	$656,964	8.1%
Less: Acquisitions	(2,519)	—
Non-GAAP net sales	$707,762	$656,964	7.7%

Brazil:
Net sales, reported (b)	$56,509	$47,883	18.0%
Foreign exchange impact (c)	(5,679)	—
Non-GAAP net sales	$50,830	$47,883	6.2%

Consolidated:
Net sales, reported	$766,790	$704,847	8.8%
Foreign exchange impact (c)	(5,679)	—
Less: Acquisitions	(2,519)	—
Non-GAAP net sales	$758,592	$704,847	7.6%

(a) Includes net sales in Canada that are supported by U.S. operations and represent less than 5% of United States net sales for the quarters ended March 31, 2026 and 2025.
(b) Includes net sales from outside of the United States, Canada and Brazil, which represent less than 0.1% of Brazil net sales for the quarters ended March 31, 2026 and 2025.
(c) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended March 31, 2026 into U.S. dollars using the average foreign exchange rates for the quarter ended March 31, 2025.

Free Cash Flow:
	Quarter ended March 31,		Nine months ended March 31,
	2026	2025	2026	2025
GAAP operating cash flow	$71,353	$66,058	$125,403	$104,704
Less: Capital expenditures	(2,399)	(1,420)	(6,769)	(5,769)
Free cash flow (non-GAAP)	$68,954	$64,638	$118,634	$98,935

SCANSOURCE DELIVERS STRONG THIRD QUARTER RESULTS

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Reconciliation of Other Non-GAAP Financial Information:

	Quarter ended March 31, 2026
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition costs (a)	Insurance Recovery	Tax recovery	Cyberattack restoration costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$78,066	$—	$—	$(142)	$—	$—	$(16)	$77,908
Operating income	23,120	4,001	440	142	—	—	16	27,719
Pre-tax income	24,052	4,001	440	142	—	—	16	28,651
Net income	16,885	3,003	330	142	—	—	12	20,372
Diluted EPS	$0.78	$0.14	$0.02	$0.01	$—	$—	$—	$0.94

	Quarter ended March 31, 2025
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition costs (a)	Insurance Recovery	Tax recovery	Cyberattack restoration costs	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$69,698	$—	$—	$(204)	$—	$1,820	$(71)	$71,243
Operating income	22,339	4,941	904	204	—	(1,820)	71	26,639
Pre-tax income	24,226	4,941	904	204	(756)	(1,820)	71	27,770
Net income	17,431	3,699	681	204	(570)	(1,201)	54	20,298
Diluted EPS	$0.74	$0.16	$0.03	$0.01	$(0.02)	$(0.05)	$—	$0.86

(a) Acquisition costs for the quarters ended March 31, 2026 and March 31, 2025 are generally nondeductible for tax purposes.